Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 29, 2016, relating to the consolidated financial statements of Howard Bancorp, Inc. (the “Company”), which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and to the reference to our firm under the heading “Experts”, in Amendment No. 1 to the Company’s Registration Statement on Form S-3 (file No. 333-214333).

/s/ Stegman & Company

Baltimore, Maryland

December 1, 2016